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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 23, 1998 (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-1.



                                                Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP


Chicago, Illinois
April 8, 1998